                               REVOCABLE PROXY

                         ORION NETWORK SYSTEMS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of Orion Network Systems, Inc. ("Orion") hereby appoints John G. Puente, W. Neil Bauer, David J. Frear and Richard H. Shay, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Special Meeting of Stockholders to be held at 9:00 a.m., local time, on March 20, 1998, at 2440 Research Boulevard, Suite 400, Rockville, Maryland, and at any adjournments or postponements thereof, upon the following matters:

   This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Orion either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of notice of the Special Meeting and Proxy Statement/Prospectus dated February 17, 1998 and hereby revokes any proxy or proxies heretofore given.

   If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

   If any other matter or matters are properly presented for action at the Special Meeting, the persons named in this proxy and acting hereunder will have the discretion to vote on such matters in accordance with their best judgment, unless authorization is withheld.

            (Continued and to be dated and signed on reverse side)
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                                                              PLEASE MARK YOUR
                                                              VOTES AS IN THIS
                                                                      EXAMPLE.
 [ ]     X

PROPOSAL 1:
Approval and adoption of the Agreement and Plan of Merger, dated as of October 7, 1997, as amended on February 11, 1998, among Orion, Loral Space & Communications Ltd., a Bermuda company ("Loral"), and Loral Satellite Corporation, a newly formed Delaware corporation and a wholly owned subsidiary of Loral, and the transactions contemplated thereunder.
                              FOR      AGAINST     ABSTAIN

                              [ ]        [ ]         [ ]
PROPOSAL 2:
Approval of amendments to Orion's Director Option Plan and certain options granted thereunder to provide for early vesting of certain options and conversion of options granted under the plan in connection with the Merger.
                              FOR      AGAINST     ABSTAIN

                              [ ]        [ ]         [ ]

PROPOSAL 3:
Approval of amendments to the Stock Option Agreement, dated as of July 17, 1996, by and between Orion and John G. Puente and the options granted thereunder to provide for conversion of such options in connection with the Merger.
                              FOR      AGAINST     ABSTAIN

                              [ ]        [ ]         [ ]

PROPOSAL 4:
Approval of amendments to the Stock Option Agreement, dated as of March 12, 1997, by and between Orion and Gustave M. Hauser and the options granted thereunder to provide for conversion of such options in connection with the Merger.
                              FOR      AGAINST     ABSTAIN

                              [ ]        [ ]         [ ]

                               [ ] I PLAN TO ATTEND THE MARCH 20, 1998 SPECIAL
                                  STOCKHOLDERS MEETING

                              Date , 1998.

                              -----------------------------------------------
                              Signature of Stockholder or Authorized
                              Representative

                              -----------------------------------------------
                              Print name

                              Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE SPECIAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT ORION TO ADDITIONAL EXPENSE.